Exhibit 99.1

Uber Doubles Down on Türkiye with Agreement to Acquire Getir’s Delivery Business

Agreement with Mubadala reinforces Uber’s continued investment in Türkiye and marks the next phase in Getir’s growth journey

ISTANBUL — Uber Technologies, Inc. (NYSE: UBER) and Mubadala Investment Company today announced an agreement for Uber to acquire Getir’s delivery portfolio in Türkiye, including food, grocery, retail, and water delivery, subject to regulatory approval and other closing conditions.

This deal represents another milestone in Uber’s continued investment in Türkiye, bringing together Getir and Trendyol Go delivery into the Uber family and further reinforcing Uber’s commitment to Türkiye.

Following the closing of the deal, Uber plans to combine the unique strengths of Getir and Trendyol Go, increasing selection for consumers, supporting more delivery opportunities for couriers, and driving increased demand to restaurants and retailers across Türkiye. Getir consumers will continue to access delivery services through the Getir Super App, but with the benefit of more restaurants from Trendyol Go. Additionally, Trendyol Go customers will be able to access Getir’s grocery offerings directly through the Trendyol Go app.

“With a thriving digital economy and a dynamic consumer base, Uber is committed to investing in Türkiye for the long term,” said Dara Khosrowshahi, CEO of Uber. “By bringing together these leading platforms, we aim to support the continued growth of a vibrant and competitive ecosystem, that delivers even more value for consumers, couriers, and merchants.’’

“Mubadala has been a committed partner to Getir, supporting the company and building a leading food and on-demand delivery platform in Türkiye,” said Waleed Al Mokarrab Al Muhairi, Deputy Group CEO at Mubadala Investment Company. “This transaction reflects the strength of the business and the progress it has made, particularly over the last year. Türkiye remains a highly attractive market for Mubadala, and we continue to evaluate long-term investment opportunities in the country.”

“This agreement is a significant milestone for Getir and is a testament to the strong operating model and leading brand our team has built in our home market of Türkiye,” said Batuhan Gultakan, CEO of Getir. “We are excited to bring Getir’s pioneering ultrafast delivery expertise to Uber’s global ecosystem, as we continue to enhance the experience for consumers, couriers, restaurants, and retailers. We are proud of what we have achieved with the support of Mubadala and look forward to the next chapter of growth as part of the Uber family.”

###

Forward-Looking Statements

This press release contains forward-looking statements regarding Uber’s future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to the pending acquisition, including the failure to obtain, or delays in obtaining, required regulatory approvals, the risk that such approvals may result in the imposition of conditions that could adversely affect Uber or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the acquisition of the Getir businesses; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Uber’s and/or Getir’s employees, merchants, suppliers, delivery partners and other business partners; the risk of litigation or regulatory actions to Uber or Getir; inability to retain key personnel; changes in legislation or government regulations affecting Uber or Getir; the potential impact of the acquisition on Uber’s financial results; and economic financial, social or political conditions that could adversely affect Uber, Getir or the proposed transaction. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports, annual reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this press release is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Uber on the date hereof. Uber undertakes no duty to update this information unless required by law.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how to get a ride at the tap of a button. More than 68 billion trips later, we’re building products to move people, food, and things through cities, opening the world to new possibilities.

About Mubadala Investment Company

Mubadala is a sovereign investor managing a global portfolio, aimed at generating sustainable financial returns for the Government of Abu Dhabi. Mubadala’s $330 billion portfolio spans six continents with interests in multiple sectors and asset classes. Mubadala leverages its deep sectoral expertise and long-standing partnerships to drive sustainable growth and profit, while supporting the continued diversification and global integration of the economy of the United Arab Emirates. Mubadala’s investment philosophy is centered around investing in high quality companies operating in attractive markets with strong tailwinds. It seeks to identify and back strong management teams and provide capital to support their organic and inorganic growth strategies.

About Getir

Getir pioneered a new market in 2015 by launching the world’s first map-based supply system that delivers grocery products within minutes. As Türkiye’s first super app, the company connects users with grocery products, over 100,000 restaurants nationwide, and local merchants. The company, whose operations are built on artificial intelligence, algorithms, and a micro-logistics architecture, manages a growing ecosystem with over 87,000 business partners.